UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2007

CYGNE DESIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 8, 2007, we made the decision to close our manufacturing facility located in Guatemala. The planned closure of the Guatemalan facility is estimated to be completed by the end of November 2007. We made this decision as the competitiveness of the product categories manufactured in Guatemala was adversely affected by the discontinuance of textile import quotas by the United States on January 1, 2005.

In the year ended January 31, 2006, based on an appraisal by an independent third party, we recorded a 100% impairment charge with respect to its equipment, furniture and fixtures at our Guatemalan facility and established a salvage value of $375,000 for the land, building and building improvements. We expect to incur severance and other costs related to the closure of this facility of approximately $400,000 payable over the next three months. The cost of the closure will be recorded during the three months ended January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: November 8, 2007	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer